As filed with the Securities and Exchange Commission on June 16, 2025

Registration No. 333-226663

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 3

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FORTIS INC.

(Exact name of registrant as specified in its charter)

Newfoundland and Labrador, Canada (State or other jurisdiction of incorporation or organization)	98-0352146 (I.R.S. Employer Identification No.)

Fortis Place, Suite 1100 5 Springdale Street St. John’s, Newfoundland and Labrador Canada (709) 737-2800 (Address of Principal Executive Offices)	A1E 0E4 (Zip Code)

Tucson Electric Power Company 401(k) Plan

(Full title of plan)

FortisUS Inc.

c/o The Corporation Trust Company
Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

(302) 658-7581

(Name, address and telephone number, including area code, of agent for service) with copies to:

James R. Reid

Executive Vice President, Sustainability and Chief Legal Officer

Fortis Inc.

Fortis Place, Suite 1100

5 Springdale Street

St. John’s, Newfoundland and Labrador, Canada

A1E 0E4

(709) 737-2800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 3 (the “Amendment”) to that certain Registration Statement No. 333-226663 on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 8, 2018, as amended by the Post-Effective Amendment No. 1 to the Registration Statement filed with the Commission on September 3, 2019 and the Post-Effective Amendment No. 2 to the Registration Statement filed with the Commission on December 30, 2024 (together, as amended, the “Registration Statement”), is being filed by Fortis Inc. (the “Registrant”) to amend and supplement Item 3 of the Registration Statement in order to also incorporate by reference into the Registration Statement (i) the annual report on Form 11-K of the Tucson Electric Power Company 401(k) Plan (the “Plan”) previously filed by the Plan with the Commission for the fiscal year ended on December 31, 2023, and (ii) all documents subsequently filed by the Plan after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Except as described herein, this Amendment does not update, amend or modify any other information, statement or disclosure contained in the Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

1. In addition to, and without limiting, the documents previously incorporated by reference into the Registration Statement, the Registrant and the Plan hereby incorporate by reference into the Registration Statement each of the following documents:

(a)	The Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2024 (Commission File No. 001-37915), filed with the Commission on February 14, 2025.

(b)	The Plan’s annual report on Form 11-K of the fiscal year ended on December 31, 2023, filed with the Commission on June 12, 2024.
(c)	The Registrant’s unaudited condensed consolidated interim financial statements as at and for the interim period ended March 31, 2025 furnished as Exhibit 99.2 to the report on Form 6-K (Commission File No. 001-37915) furnished to the Commission on May 7, 2025, respectively, and the Registrant’s management discussion and analysis of financial condition and results of operations for the interim period ended March 31, 2025 furnished as Exhibit 99.3 to the report on Form 6-K (Commission File No. 001-37915) furnished to the Commission on May 7, 2025, respectively.

(d)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above.

(e)	The description of the common shares of the Registrant contained in the Registrant’s Registration Statement on Form 8-A (Commission File No. 001-37915), filed with the Commission on October 12, 2016, and any reports filed for the purpose of updating such description.

2. The last paragraph of Item 3 of the Registration Statement is hereby amended and restated as follows:

All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “the Exchange Act”) prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing. Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document, which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The Exhibit Index attached to this Amendment is incorporated herein by reference as the list of exhibits.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. John’s, Province of Newfoundland and Labrador, Country of Canada, on June 16, 2025.

FORTIS INC.

By:	/s/ Jocelyn H. Perry
Name:	Jocelyn H. Perry
Title:	Executive Vice President, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement on Form S-8 has been signed by the following persons in their respective capacities and on the dates indicated

Name	Title	Date

/s/ David G. Hutchens	President and Chief Executive Officer, Director	June 16, 2025
David G. Hutchens	(Principal Executive Officer)

/s/ Jocelyn H. Perry	Executive Vice President, Chief Financial Officer	June 16, 2025
Jocelyn H. Perry	(Principal Financial Officer and Accounting Officer)

	Chairman of the Board of Directors	June 16, 2025
Jo Mark Zurel

*	Director	June 16, 2025
Tracey C. Ball

*	Director	June 16, 2025
Pierre J. Blouin

*	Director	June 16, 2025
Lawrence T. Borgard

*	Director	June 16, 2025
Maura J. Clark

Gregory Knight	Director	June 16, 2025

*	Director	June 16, 2025
Margarita K. Dilley

*	Director	June 16, 2025
Julie A. Dobson

	Director	June 16, 2025
Lisa L. Durocher

Signature Page to Form S-8 POS

	Director	June 16, 2025
Gianna M. Manes

	Director	June 16, 2025
Donald R. Marchand

* By:	/s/ Jocelyn H. Perry
Name: Jocelyn H. Perry
Title: Attorney-in-fact

Date: June 16, 2025

Signature Page to Form S-8 POS

The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 3 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona, on June 16, 2025.

TUCSON ELECTRIC POWER COMPANY 401(K) PLAN

By:	/s/ Martha B. Pritz
Name:	Martha B. Pritz
Title:	Chair of the Tucson Electric Power Company Pension Committee

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Post-Effective Amendment No. 3, solely in the capacity of the duly authorized representative of Fortis Inc. in the United States, on June 16, 2025.

FORTISUS INC.

By:	/s/ David G. Hutchens
Name:	David G. Hutchens
Title:	President and Chief Executive Officer

Plan Signature Page to Form S-8 POS

Exhibit Index

Exhibit	Description
4.1*	Articles of Continuance of Fortis Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-4 filed with the Commission on March 17, 2016)

4.2*	Bylaws of Fortis Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form F-4 filed with the Commission on March 17, 2016)

4.3*	Advance Notice Bylaw No. 2 of Fortis Inc. (incorporated by reference to Exhibit 99.1 of the Registrant’s Form 6-K filed with the Commission on January 9, 2020)

4.4*	Tucson Electric Power Company 401(k) Plan, as amended and restated, effective as of January 1, 2015

4.5*	First Amendment to the Tucson Electric Power Company 401(k) Plan, effective as of September 4, 2018

4.6*	Second Amendment to the Tucson Electric Power Company 401(k) Plan, dated as of October 30, 2018

4.7*	Third Amendment to the Tucson Electric Power Company 401(k) Plan, dated as of June 20, 2019

4.8*	Fourth Amendment to the Tucson Electric Power Company 401(k) Plan, dated as of December 31, 2020

4.9*	Tucson Electric Power Company 401(k) Plan, as amended and restated as of January 1, 2022

4.10*	First Amendment to the Tucson Electric Power Company 401(k) Plan, dated as of December 16, 2024

23.1	Consent of Deloitte LLP (filed herewith)

24.1*	Power of Attorney

* Previously filed